SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2003

                                VHS NETWORK, INC.
                                -----------------

    FLORIDA                        000-29827                     65-065668
---------------            ------------------------         -------------------
(State or other            (Commission File Number)           (IRS Employer
jurisdiction of                                             Identification No.)
incorporation)

                           390 Bay Street, Suite 2020
                            Toronto, Ontario M5H 2Y2
                    ----------------------------------------
                    (Address of principal executive offices)

                                Tel: 416-368-6161
                                Fax: 416-368-7805
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                          Registrant's former address:
                           Suite 305, 1400 Dixie Road
                          Mississauga, Ontario L5E 2E1
                               Tel: (905) 238-9398
                               Fax: (905) 238-9119

Items 1. Changes in Control of Registrant.

Condor Gold Corp. ("Condor"), an Ontario corporation with securities quoted on the "Pink Sheets," has acquired control of the Registrant, VHS Network, Inc. ("Company") by acquiring a majority of the issued and outstanding shares of the Company.

Condor entered into a Share Purchase Agreement, dated as of September 5, 2003 (the "Agreement"), with the following shareholders of the Company: Elwin Cathcart, Groupmark Canada Limited, Forte Management Corp., John P. Salowski and Regional Hose & Equipment Ltd. (collectively referred to as the "Selling Shareholders").

The terms of the Agreement provide that the Selling Shareholders shall transfer a total of 20,452,000 shares of the Company to Condor in exchange for a total of 2,220,000 common shares of Condor. In addition to the Condor shares, Elwin Cathcart, an officer and director of the Company shall receive consideration of CDN $5,000.00 in exchange for his shares of the Company.

As of the date hereof, the Company has a total of 37,345,268 issued and outstanding common shares. Therefore, Condor has acquired fifty four (54%) of the issued and outstanding common shares of the Company.

Contemporaneously with the acquisition of control of the Company by Condor, current directors of the Company, Elwin Cathcart, David Smelsky, John Salowski, and Thomas Roberts, have resigned.

The new directors of the Company are Alexander Stewart, Wallace Stonehouse, Steven Small, Jeff Wood, John Wood and Stephen Stewart.

Further, the debts and obligations of the Company currently owed to the Selling Shareholders have been assigned to Condor by the respective Selling Shareholders. In addition, the Company has been released by each of John P. Salowski and Regional Hose & Equipment Ltd. and Groupmark Canada Limited from the indemnities provided pursuant to a share purchase agreement dated December 1, 2001 whereby the Company had acquired all of the issued and outstanding shares of TrueNET Enterprises Inc.

As part of the acquisition of control of the Corporation by Condor, the Company transferred to Elwin Cathcart, all of the shares it held in each of its subsidiaries.

As part of the acquisition of control by Condor, the Company will change its business to that of mineral exploration. The Company has changed its name to "Dialex Minerals Inc." in order to better reflect the new business of the Company. The Company will also conduct a reverse split of its issued and outstanding common shares on the basis of ten (10) common shares for one (1) new common share.

Condor Gold Corp.
Condor was incorporated in the Province of Ontario on June 19, 1997 as Ripped Canada Artists Inc. The common shares of Condor are quoted on the "Pink Sheets" under the trading symbol "CDRGF." Condor currently has 74,927,116 common shares issued and outstanding. Condor is engaged in the exploration and development of gold and diamond properties located primarily in Ontario, Canada.

Alexander Stewart, age 59, the Chairman and Chief Executive Officer of Condor has been the president of RTO Capital Corp. for the past 10 years. Mr. Stewart has also been a corporate lawyer for over thirty years. Mr. Stewart has been Chairman and Chief Executive Officer of Northville Gold Corp. and Condor Gold Corp. since 2000 and 2002 respectively. Both companies are involved in resource exploration.

Wallace Stonehouse, age 57, Mr. Stonehouse has been an officer and director of Comforce Inc., a financial advisory company listed on the TSX. Mr. Stonehouse has been involved in trading markets and capitalizing public companies for the past 20 years. Mr. Stonehouse was a partner of Toronto Veterinary Group from 1969 to 1971.

Stephen Stewart, age 24, has been the Vice President of RTO Capital Corp., a Toronto-based merchant bank since 2000. RTO Capital Corp. provides financing to small and mid-sized Canadian companies. Mr. Stewart also holds the position of the Vice-President of RTO Zarex Ltd., a Toronto-based consulting services company advising and assisting clients in areas of expansion, franchising and consolidation. Mr. Stewart was a university student prior to 2000.

Steven Small, age 54, received a D.D.S. degree from the University of Toronto along with a specialty degree in Anaesthesiology. Dr. Small created a professional partnership as founder and managing partner of the largest dental group of its kind in North America. Over the past 25 years, Dr. Small has taught at the University of Toronto as an Associate Professor of Anaesthesia. Currently, Dr. Small devotes approximately 80% of his business time to his various venture capital and merchant banking businesses and activities. Dr. Small's investment acumen, acquired through extensive experience, has resulted in a wide variety of significant investment holdings through Thorngard Capital Corporation. Dr. Small has participated in sourcing, analysis, negotiation, structuring, financing and management within a wide variety of investment sectors during the spectrum of economic cycles. Dr. Small has served as a member of many boards of directors and on committees of both private and public companies. Dr. Small is currently a Director of Capital Partners Corporation, Thorngard Capital Corporation and Knightsbridge Human Capital Management. Dr. Small is also a director of Canadian Trading and Quotation Systems Inc. and a founding shareholder of and director of Newcourt Credit Group.

John Wood, age 70, is a retired businessman. Formerly, Mr. Wood was Senior Vice-President and Director of Marketing of Chum Group Inc.

Jeff Wood, age 41, was the President of the Flowerman Group, a company involved in the wholesale and retail distribution of plants and flowers, from 1992 to 1997. Since 1996 Mr. Wood has been President of Wood Financial & Marketing Consultants Inc., a consulting company specializing in Management, Sales and Financial Planning. Mr. Wood is also currently been a director of Treelawn Investment Corp., an investment company since 2000, and was Chief Operating Officer of Beverley's Bakeries Ltd. from 2002 to 2003.


Item 7 - Financial Statements and Exhibits

Exhibit 99.1    Share Purchase Agreement
        99.2    Amendment to Share Purchase Agreement


Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            VHS Network, Inc.

September 19,  2003                         /s/  Alexander Stewart
-------------------                         ------------------------------------
Date                                        Alexander Stewart
                                            Director and Chief Executive Officer